                                                                Exhibit 23.4


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors:
United Video Satellite Group, Inc.:

We consent to the incorporation by reference of our report dated February 10, 1997, with respect to the consolidated financial statements and schedule of United Video Satellite Group, Inc. included in the Form 8-K filed February 23, 1999, in the following registration statements and related prospectuses.


     Stock Option Plan for      Form S-8      File No. 33-72272
     Non-Employee Directors,
     The Equity Incentive
     Plan and the Stock
     Option Assumption
     Agreements of United
     Video Satellite
     Group, Inc.

     United Video Satellite     Form S-8      File No. 333-2866
     Group, Inc. 401(k) Plan

     United Video Satellite     Form S-8      File No. 333-2978
     Group, Inc. Stock Option
     Plan for Non-Employee
     Directors


                              ERNST & YOUNG LLP

Tulsa, Oklahoma
February 23, 1999